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                                                                   Exhibit 10.20

                           MASTER SERVICES AGREEMENT


                                      FOR


                            MONITORING AND SERVICES


                                    BETWEEN


                             GTE NETWORK SERVICES


                                      AND


                        GTE GLOBAL NETWORKS CORPORATION

                            MASTER SERVICES AGREEMENT

This Master Services Agreement ("Agreement"), is made effective as of __________, 1999, by and between GTE Network Services consisting of the GTE Telephone Operating Companies listed on Attachment A ("GTE") and GTE Global Networks Corporation ("GNI").


1.0      SCOPE

GTE will provide, through its Network Operations Center ("NOC"), network monitoring of network enabling devices and processes twenty four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year to detect, escalate, restore, and follow-up on anomalies occurring in the network. In addition, GTE will provide technical support to GNI for problems that cannot be resolved on-site; these support services include network element event problem resolution, network element reliability analysis and network traffic management. Exhibit A further explains the aforementioned services.

2.0      PROFESSIONAL SERVICES

GNI retains GTE to perform the services described in Exhibit A and the Statement(s) of Work, attached hereto and made a part hereof ("Services"). The Services shall be performed in accordance with the requirements set out in the Statements of Work.

3.0      STATEMENTS OF WORK

During the Term (hereinafter defined), GNI and GTE (hereinafter referred to collectively as "Parties" and individually as a "Party") may from time to time enter into additional statements of work (a "Statement of Work" or "SOW") defining additional services to be performed by GTE for GNI pursuant to this Agreement. Each such Statement of Work shall be added hereto by means of a written description of the Services shall contain terms and conditions supplementing the terms and conditions of this Agreement to the extent the Parties deem it necessary and defining (i) the Services to which it pertains,
(ii) all work product and other tangible embodiments or results of the identified Services ("Deliverables"), (iii) delivery dates, (iv) specific acceptance criteria for Deliverables, and (v) specific price and payment provisions (if different from or additional to those established in Sections 5, and 6 of this Agreement). The scope of the Services set out in Exhibit A and the Statement(s) of Work may be modified by the authorized representatives of the Parties. GTE shall perform no services outside the scope of any Statement of Work except as otherwise agreed to in writing signed by the Parties. No oral changes to the scope of any Statement of Work shall be permitted.
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4.0      TERM AND TERMINATION

4.1 This Agreement shall be effective upon the execution by both GNI and GTE as of the date set forth above, and shall have full force and effect for one year unless earlier terminated as provided herein. Unless otherwise terminated in accordance with the terms herein, this Agreement will automatically renew for an additional one-year period on the anniversary of the effective date.

4.2 Notwithstanding anything to the contrary contained in this Agreement, either Party may terminate this Agreement without cause upon providing at least ninety (90) calendar days' prior written notice of termination to the other Party.

4.3 Notwithstanding Section 4, Term of Agreement, the term of this Agreement and the other conditions hereof, are subject to applicable law and regulator approval. Accordingly, although the Agreement is executed by both Parties, to the extent that any state statute, order, rule or regulation or any state regulatory agency having competent jurisdiction over one or both of Parties to this Agreement, shall require that this Agreement be filed with or approved by such regulatory agency before the Agreement may be effective, this Agreement shall not be effective in such state until the first business day after such approval or filing shall have occurred.


5.0      FEES

5.1 GNI will pay GTE fees for Services performed and accepted by GNI as set forth in the applicable SOW.

5.2      Fees will be paid in accordance with the procedures set forth in
         Section 6, Billing Procedure, below.

5.3 Notwithstanding anything to the contrary contained in this Agreement, Fees are at all times subject to review and modification to conform with any applicable regulatory requirement governing transactions between GTE and its affiliates, including without limitation to FCC Docket 96-150.

6.0      BILLING PROCEDURE

6.1 GTE shall bill GNI each month for the previous month's usage. GTE shall include with the monthly invoice such data GTE and GNI mutually agree is necessary for GNI to verify the accuracy of the billing it receives. Payment to GTE for bills rendered to GNI shall be due thirty (30) calendar days after receipt of the invoice. Beginning the day after the due date of the bill, interest charges of 0.000454 compounded daily or the maximum allowed by law, whichever is less, shall be added to GNI's bill. Payments shall be applied to the oldest outstanding amounts first.

6.2 Price Changes. The rates and charges shall remain in effect and are firm for a period of twelve (12) months from the effective date of this Agreement, except with respect to any tariff pricing changes or adjustments that may occur pursuant to this Agreement or any Statements of Work hereto. Thereafter, GTE shall give GNI sixty (60) calendar days' notice of any price change. If the new prices are not acceptable to GNI, GNI may terminate this Agreement upon thirty (30) calendar days' notice of any price change without penalties for either Party.

6.3 Right to Dispute. GNI shall have the right to dispute any amount so invoiced and paid and must notify GTE in writing of any dispute within sixty (60) calendar days of the receipt of such invoice or the dispute shall be waived. GNI documentation supporting GNI's claim shall be forwarded to GTE with the letter of dispute.
         Adjustments.

6.4 Any adjustments relating to a disputed amount shall be reflected on the next invoice issued after resolution. If the dispute is resolved in favor of GNI, in whole or in part, GNI shall be entitled to interest of
         0.000454 compounded daily or maximum allowed by law, whichever is less, from GTE to the extent the claim is sustained.

6.5 Dispute Resolution. Disputes between GNI and GTE with respect to this Agreement shall be settled in accordance with the provisions set forth in Article 18, Dispute Resolution.


7.0      PERFORMANCE STANDARDS

GTE shall perform the Services with the degree of skill and care that is required by applicable, generally accepted professional procedures, practices and standards in the industry so as to ensure that the Services performed and Deliverables provided meet the requirements of, and are correct and appropriate for, the purposes contemplated in this Agreement and the applicable Statement of Work.
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8.0      PERFORMANCE SCHEDULE

Performance shall begin upon execution of this Agreement. The Parties will mutually agree upon any additional performance milestones, meetings or conferences.


9.0      DIRECTION AND CONTROL

Unless otherwise specified in the applicable Statement of Work, GNI shall not direct, control or supervise GTE as to the details or means by which the Services are accomplished. GTE shall be free at all times to arrange the time and manner of performance of Services and will not be expected to maintain a GNI established schedule of duties or assignments except as needed to meet milestones, deadlines or schedules established by the Parties.


10.0     INDEPENDENT CONTRACTOR

10.1 The Parties agree that each Party is engaged in a business which is independent from that of the other Party, and each Party shall perform its obligation as an independent contractor and not as an agent, employee or servant of the other Party.

10.2 Neither Party nor any person furnished by such Party shall be deemed employees, agents or servants of the other Party, or be entitled to any benefits available under the plans for such other Party's employees.

10.3 Each Party retains the right to exercise full control and supervision over its own performance of the obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations; each Party will be solely responsible for all matter relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters; and each Party will be responsible for its own acts and those of its own subordinates, employees, agents and subcontractors during the performance of that Party's obligations.


11.0     TAXES

GNI shall be liable and shall reimburse GTE for payments of federal manufacturers' and retailers' excise taxes and for payments of federal, state and local sales, use or similar taxes, as applicable, with respect to transactions under this Agreement, provided such taxes are separately stated in

GTE's invoices; it being understood and agreed that GNI shall have no liability for any taxes not separately invoiced to GNI. GNI shall not be liable for any tax for which a valid exemption certificate acceptable to the applicable taxing authorities is furnished by GNI to GTE. GTE shall be solely responsible for arranging withholding and payment of all required taxes arising out of GTE's activities in accordance with this Agreement, including without limitation, federal and state income taxes, social security taxes, unemployment insurance taxes, and any other taxes or business license fees related to GTE's business and its directors, officers, employees, contractors, consultants, or agents. GTE agrees to indemnify GNI for any and all sums that are due and owing for withholding FICA and unemployment or other state and federal taxes.


12.0     ASSIGNMENT

Any assignment of any right, obligations or duty, in whole or in part, or of any other interest by either Party under this Agreement made without the written consent of the other Party shall be null and void, except that either Party may assign this Agreement, in whole or in part, to an affiliate or to the parent corporation of that Party without consent but upon prior written notice to the other Party. Notwithstanding the foregoing, either party may assign this Agreement without such consent to any affiliate or to any entity that is a successor to that party by merger or consolidation or that acquires substantially all of that party's business or assets.


13.0     CONFIDENTIAL AND PROPRIETARY INFORMATION

13.1 To the extent required to provide and receive services pursuant to this Agreement, one Party ("the disclosing Party") may provide and the other Party ("the receiving Party") may receive or have access to records and information that the disclosing Party considers to be confidential or proprietary, including technical information such as specifications, drawings, guidelines, models, and other information. Such information shall be marked by the disclosing Party as confidential or proprietary and the receiving Party shall hold such confidential or proprietary information in trust and confidence for the disclosing Party; shall use it only for the purposes permitted hereunder except as may be otherwise agreed to by the disclosing Party; and shall deliver to the disclosing Party all such records and information upon termination or expiration of this Agreement. Nothing in this Article shall be construed to limit the use of or dissemination by the receiving Party of such information which was previously known to the receiving Party or is or becomes public information by means other than disclosure by the receiving Party.

13.2 The Parties acknowledge that this Agreement constitutes the Proprietary information of both Parties and is subject to the terms of this section; provided, however that the Parties further acknowledge that this Agreement may be filed with any regulatory commission having authority over the subject matter, and the Parties agree to seek commercial confidential status for this Agreement with any such regulatory commission, to the extent such a designation could be secured.


14.0     TITLE

Except as may otherwise be provided in a SOW to this Agreement, title to the software programs, database software, hardware, network monitoring or enabling devices, Services and any products or equipment used in connection with the Services ("Products"), used or created for GNI hereunder, shall at all times remain with GTE. GNI has no property rights in such software programs, database software, hardware, devises, Services or Products.


15.0     WARRANTIES

15.1 Contractor warrants that any Products, hardware or equipment provided will be in working order on the day installed, will be certified by GTE as ready for use, and will conform to the functional specifications set out in the applicable SOW and to any applicable published Contractor specifications. Thereafter, Contractor will make such adjustments, repairs, and replacement as necessary to maintain such Products, hardware or equipment in good working order pursuant to such specifications.

15.2 In addition, GTE warrants that all Services provided to GNI will be performed in a fully workmanlike manner and in accordance with the prevailing professional standards of the industry.

15.3 THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.4 The foregoing warranties shall survive inspection, testing, acceptance, and payment.

16.0     INDEMNIFICATION

Subject to the limitations contained in this Agreement and to the extent not prohibited by law, each Party (Indemnifying Party) shall indemnify and hold harmless the other Party (Indemnified Party) from and against any loss, cost, claim, liability, damage, or expense (including reasonable attorneys fees) to third parties for bodily injury, including death, and damage to property, to the extent arising out of negligence or wanton or willful misconduct by the Indemnifying Party, its employees, agents or contractors in the performance of this Agreement. In addition, the Indemnifying Party shall, to the extent of its negligence or wanton or willful misconduct, defend any action or suit brought by a third party for bodily injury, including death, and damage or expense relating to or arising out of negligence or wanton or willful misconduct by the Indemnifying Party, its employees, agents, or contractors, in the performance of this Agreement. The Indemnified Party shall notify the Indemnifying Party promptly, in writing, of any written claims, lawsuits, or demands by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this paragraph and tender the defense of such claim, lawsuit or demand to the Indemnifying Party. The Indemnified Party also shall cooperate in every reasonable manner with the defense or settlement of such claim, demand or lawsuit. The Indemnifying Party shall not be liable under this subparagraph for settlements by the Indemnified Party of any claim, demand, or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand or lawsuit has been tendered to the Indemnifying Party, in writing, and Indemnified Party has failed promptly to undertake the defense.


17.0     LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OF REVENUE OR PROFIT BY ANY THIRD PARTY OR FOR ANY LOSS OR DAMAGE IN CONNECTION WITH OR ENSUING FROM THE ACTIVITIES CONTEMPLATED BY THIS AGREEMENT, WHICH IS SUFFERED BY ANY SUCH THIRD PARTY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE AND WHETHER OR NOT INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. WITH RESPECT TO CLAIMS ARISING OUT OF THE PROVISION OF THE SERVICES UNDER THIS AGREEMENT, EITHER PARTY'S LIABILITY, WHETHER IN CONTRACT, TORT, OR OTHERWISE, SHALL BE LIMITED TO DIRECT DAMAGES WHICH SHALL NOT EXCEED THE TOTAL CHARGES FOR THE SERVICES PROVIDED. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE RESPONSIBLE OR LIABLE FOR INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES ARISING FROM THE USE OR PERFORMANCE OF THE SERVICES, DELAY, FAILURE TO PROCESS CALENDAR-RELATED DATA CORRECTLY OR TO REPRESENT DATES WITHOUT AMBIGUITY

TO CENTURY, ERROR OR LOSS OF DATA, PROFITS OR GOODWILL. IN CONNECTION WITH THIS LIMITATION OF LIABILITY, THE PARTIES RECOGNIZE THAT GTE MAY PROVIDE ADVICE, MAKE RECOMMENDATIONS, OR SUPPLY OTHER ANALYSES RELATED TO THE PROVISION OF SERVICES DESCRIBED IN THIS AGREEMENT. GNI ACKNOWLEDGES AND AGREES THAT THIS LIMITATION OF LIABILITY SHALL APPLY TO SUCH ADVICE, RECOMMENDATIONS, AND ANALYSES. THE PARTIES EXPRESSLY AGREE THESE LIMITATIONS WILL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


18.0     DISPUTE RESOLUTION

18.1 In the event either Party fails to perform any material provision of this Agreement, either Party may give notice to the other Party pursuant to the notification procedure set forth in Section 21, Notices/Performance Contact, of this Agreement.

18.2 If, after having provided such notice, the Parties fail to resolve any nonperformance issues set forth in such notice, the Parties may escalate their attempts at resolution by notifying the managerial contacts, identified below of the outstanding issues:

         GTE's Contact:                              GNI's Contact:

         GTE Network Services
         GNI -- Account Manager                      Vendor Manager - GTENS
         600 Hidden Ridge
         Irving, Texas 75015

19.0     DEFAULT

If either Party fails to perform any material obligation under this Agreement or violates any material term or condition of this Agreement, and such failure or violation is not cured within thirty (30) calendar days following receipt of a default notice from the other Party, then the other Party shall have the right to terminate this Agreement upon written notice to the defaulting Party.


20.0     FORCE MAJEURE

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, including, but, not limited to, acts of civil or military authority, government relations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, nuclear accidents, strikes, extended power blackouts, natural disasters such as earthquakes, floods, volcanic action, unusually severe weather conditions or other major environmental disturbances, inability to secure transportation or communications common carriers, or legal and/or regulatory constraints affecting either of the Parties hereto in performing their obligations hereunder. If such contingency occurs, the Party delayed or unable to perform shall give reasonable notice to the other Party.

21.0     NOTICES/PERFORMANCE CONTACT

21.1 All notices or other communications required or permitted to be made or given hereunder by one Party to the other Party shall be in writing and shall be deemed to have been given: (i) when hand delivered, or (ii) when sent by electronic facsimile (with confirmation of its receipt by the other Party) when sent during recipient's normal hours of business from Monday through Friday excluding holidays, otherwise on the next business say of receipt, (iii) on the third (3rd) business day after the day of deposit in the United States mail when sent by certified mail, postage prepaid and return receipt requested, or (iv) on the next business say excluding, excluding Saturdays, Sundays, and recipient's holidays, when sent by national overnight package delivery service for next day delivery with proof of delivery, and, in all cases, properly addressed to such other Party as set forth in the applicable Statement of Work or at such other address as may be specified by either Party by written notice sent or delivered in accordance with the terms hereof.

21.2 The day-to-day management of the relationship between the Parties in accordance with the terms and conditions of this Agreement shall be conducted by those designees set forth in the Statement of Work and who are not authorized to modify or amend this Agreement.

21.3 All invoices for Services under this Agreement shall be addressed to GNI as follows:

                               GTE Global Networks Corporation
                               Attn:  Vendor Cost management



22.0     PUBLICITY

Unless otherwise agreed upon, neither Party shall publish or use the other Party's name, pictures, symbols, or trade secrets from which the other Party's name may be inferred or implied in any advertising, promotion, or any other publicity matter relating directly or indirectly to this Agreement. All publicity regarding this Agreement is subject to the Parties' prior written consent.

23.0     ENTIRE AGREEMENT

23.1 This Agreement, including the Exhibits listed below, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and replaces any prior or contemporaneous undertakings, commitments or agreements, oral or written, as to its subject matter:

                        Exhibit A - Services Description
                        Exhibit B - Statements of Work

23.2 This Agreement may be modified or amended only by written instrument, designated as an amendment or other words of like import, and signed by authorized representatives of the Parties on or after the date hereof.


24.0     PRECEDENCE OF DOCUMENTS

In case of conflict between provisions of this Agreement and provisions of any invoice, order acknowledgement or other document submitted by GTE, the provisions of this Agreement shall govern. In case of conflict between the provisions of this Agreement and the provisions of any of its Exhibits, the provisions of the Agreement shall govern.


25.0     APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States.


26.0     REGULATORY ISSUES

This Agreement is subject at all times to any statute, order, rule, or regulation, or any state of federal regulatory agency, having competent jurisdiction over one or both of the Parties hereto, or the services provided hereby as it pertains to affiliate relationships. In addition, this Agreement shall at all times be subject to changes, modifications, orders and rulings by any state public utilities regulatory agency to the extent the affiliate relationship created by Agreement is or becomes subject to jurisdiction of such agency. If the arrangement described in this Agreement is subject to advance approval by the state public utilities regulatory agency, this Agreement shall not become effective within that state until the business day after receipt by GNI of written notice of such approval. GNI and GTENS agree to cooperate with each other and with any applicable regulatory agency so that any and all necessary approvals may be obtained. During the term of this Agreement, the Parties agree to continue to cooperate with each other in any review of this Agreement by a regulatory agency so that the benefits of this Agreement may be achieved. If such agency accepts this Agreement in part and rejects it in part, or makes a material modification to the Agreement as a condition of its approval, either Party may terminate the Agreement as pertains to the affected state without penalty or liability.


27.0     BINDING EFFECT

This Agreement is intended to benefit and shall be binding on the Parties hereto and their respective legal representative, successors and permitted assigns. It is not intended to benefit or bind third parties and provides no remedy, claim, liability, cause of action, or other right to any third party.


28.0     SEPARATE ENFORCEMENT OF PROVISIONS

If, for any reason, any provision of this Agreement shall be finally determined to be invalid, void, or unenforceable by a court of regulatory body of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless removal of the provision in question results in frustration of the purpose of this Agreement. If a regulatory agency makes a modification to this Agreement, this Agreement shall remain in effect as modified unless the modification results in a material change to this Agreement. In the event of a material change, the Parties shall negotiate in good faith for lawful replacement provisions. If replacement provisions cannot be agreed upon within a reasonable period, either Party may terminate this Agreement without penalty or liability upon written notice to the other Party.


29.0     HEADINGS

The headings in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.


30.0     NO WAIVER

No failure or delay by either Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise of any right, power, or privilege.

31.0     AUTHORITY

Each individual executing this Agreement for and on behalf of a Party represents that he or she is fully authorized and empowered to do so for and on behalf of his or her principle.


32.0     EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.


IN WITNESS WHEREOF, the Parties have executed this Agreement on the date or dates indicated below to be effective as of the Effective Date specified in the initial paragraph of this Agreement.

GTE GLOBAL NETWORKS                          GTE NETWORK SERVICES CONSISTING
CORPORATION                                  OF THE GTE TELEPHONE OPERATING
                                             COMPANIES LISTED ON ATTACHMENT A

BY:                                          BY:

NAME:   T. GEORGE HESS                       NAME:   LARRY J. SPARROW

TITLE:  VICE PRESIDENT                       TITLE:  VICE PRESIDENT

DATE:   ORIGINAL SIGNED 9/9/99               DATE:   ORIGINAL SIGNED 9/14/99

BY:

NAME:   ONDREA HIDLEY

TITLE:  ASSISTANT SECRETARY

DATE:   ORIGINAL SIGNED 9/10/99

                                  ATTACHMENT A

                        GTE TELEPHONE OPERATING COMPANIES

GTE Alaska Incorporated
GTE Arkansas Incorporated
GTE California Incorporated
GTE Florida Incorporated
GTE Hawaiian Telephone Company Incorporated
GTE Midwest Incorporated
GTE North Incorporated
GTE Northwest Incorporated,
GTE West Coast Incorporated
GTE South Incorporated
GTE Southwest Incorporated
Contel of Minnesota, Inc. d/b/a GTE Minnesota
Contel of the South, Inc. d/b/a GTE Systems of the South, d/b/a GTE Systems of
         Indiana, d/b/a GTE Systems of Michigan

                                   EXHIBIT A

The Scope of this Agreement as listed in Section reads as follows:

GTE will provide, through its Network Operations Center ("NOC"), network monitoring of network enabling devices and processes twenty four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year to detect, escalate, restore, and follow-up on anomalies occurring in the network. In addition, GTE will provide technical support to GNI for problems that cannot be resolved on-site; these support services include network element event problem resolution, network element reliability analysis and network traffic management.

The following definitions are provided to further define the scope and explain the intended meanings to be associated with terms used.

The network enabling devices to be monitored include the hardware and software products that allow voice, data, or video access to the public communications network and/or a private communications network and includes, but is not limited to, the monitoring of switches, routers, fiber, video, lightwave multiplexing equipment, digital cross connections, servers and hubs.

Detection is the identification, via informational indicators, of changing conditions in the above mentioned devices.

Escalation is the referral of problems within a hierarchy to facilitate resolution.

Restore is to eliminate conditions that are detrimental to normal operating conditions.

Follow-up is verifying that steps were taken in the proper manner concerning a detrimental condition and that such condition has not recurred.

An anomaly is an irregularity in the network.

Technical support is expertise that can be offered either on site or by telephone to assist others in performing their duties.

Network element event problem resolution. Once a problem is identified, it goes through the necessary steps to be restored.

Network element reliability analysis. Analysis of information data pertaining to the operation or condition of a network element.

Network traffic management. Management of the flow of traffic between network elements or switches to prevent degradation of service. In the event circumstances exist that may potentially cause a degradation of service, the NOC will, at its sole discretion, reroute traffic in the network.

                                   EXHIBIT B


                              STATEMENTS OF WORK



       THE FOLLOWING STATEMENTS OF WORK ARE ATTACHED TO THIS AGREEMENT:


Statement of Work 1                         Technical Support for GTE Customer
                                            Networks

                                   EXHIBIT B

                              STATEMENT OF WORK 1
               GTE GLOBAL NETWORKS INCORPORATED NETWORK SUPPORT


This Statement of Work ("SOW"), to the Master Services Agreement ("Agreement") effective June 30, 1998 between GTE Global Networks Incorporated ("GNI") and GTE Network Services consisting of the GTE Telephone Operating Companies listed on Attachment A ("GTE") defines the specific tasks required by GTE. GTE shall perform in accordance with the requirements of the SOW and the Agreement.

1.0      DEFINITIONS

Capitalized terms and acronyms appear in this SOW. Unless otherwise indicated, these terms are intended to have the meanings commonly accepted in the telecommunications industry. The following less common terms shall have the meaning described:

"ASCEND'S NAVISCORE ELEMENT MANAGEMENT PLATFORM" is GNI's proprietary management platform for Ascend.

"DISPATCH" the passing of information to assign task(s) to a specific unit or send someone on specific business.

"LEVEL 1 TECHNICAL SUPPORT" means support service performed by GTESW technicians as they monitor the GNI network. This level of support includes detection, isolation, and correction of network element events as well as the referral of such events for dispatch to a party designated by GNI.

"LEVEL 2 TECHNICAL SUPPORT" means technical support performed by GTE Technicians within the NOC's On - Line - Support groups. This level of support includes network element event problem resolutions, network element reliability analysis, and network traffic management.

"NOC" means GTE's Network Operations Center located at the Dallas-Fort Worth International Airport with bunker locations in Coppell, Texas; Ft. Wayne, Indiana; Everett, Washington; Long Beach, California; Tampa, Florida; and Honolulu, Hawaii.

"OAM&P" means Operations, Administration, Maintenance, and Provisioning.

"REMEDY" is a medium that sends Trouble Tickets and reports to designated locations.

"SUB OPERATIONS SYSTEM SUPPORT ("OSS") SYSTEMS" are all the systems that contribute to and support the monitoring and control operations.

"SUPPLIER NOCS" GNI's customers who maintain their own Network Operations Centers to provide service to their retail customers.

"TELEPHONE OPERATIONS NETWORK INTEGRATED CONTROL SYSTEM ("TONICS") is a Simple Network Management Protocol ("SNMP") that is an integrated, centralized management platform that works across simple network management protocols.

"TROUBLE TICKET" means the record of a call or calls from GNI or GNI's End User advising of a service problem or interruption and a record of all GTESW NOC activities relating to that problem or interruption.

2.0      DESCRIPTION OF SERVICES

2.1 Subject to the terms and conditions contained in this SOW, GTE through its Network Operations Center ("NOC") shall provide Monitoring and Control services ("Services") to GNI. A completed profile for each site which lists the network elements and equipment on which the NOC agrees to provide Services will be provided to GTE by GNI.

2.2 The NOC will act as a member of the GNI Operations Problem Resolution Team. This Team is composed of GNI Operations and other GNI Supplier NOCs to support fault isolation and test activities for complex problems spanning various technologies within the GNI network.


3.0      GTE RESPONSIBILITIES

3.1 The NOC will utilize TONICS SNMP and sub-OSS Systems in the tenant sites.

3.2 NOC Support is responsible for the support of the hardware, software, databases and other third-party products. The functions will be performed for the equipment and devices contained in the GNI centers as they become operational, are populated, and accepted. The equipment and devices include but is not limited to those listed below.

              . Cisco Routers with integrated communications server functions . Nortel Sonnet Equipment and Digital Cross Connects
              .  Lightwave Multiplexing Equipment
              .  AIX Workstation
              .  Sun Workstation
              .  NT Workstation
              .  HP UX Servers
              .  Oracle
              .  Informix

3.3      The NOC shall provide GNI with hardware support.

         3.3.1 The NOC will provide performance analysis and system tuning of CPU usage, disk input/output usage, and end user usage.

         3.3.2 The NOC shall provide Vendor coordination for hardware maintenance as well as maintenance support, problem analysis and resolution.

3.4 The NOC shall configure, maintain, and resolve issues within the NOC's control surrounding the software applications.

3.5 The NOC shall maintain the databases of the GNI systems the NOC supports.

         3.5.1    The NOC shall manage database disk usage.

         3.5.2    The NOC shall monitor database performance.

         3.5.3    The NOC shall perform routine database maintenance and backup.

3.6 The NOC personnel supporting GNI must be competent and have two (2) years experience of monitoring and conducting problem management on telecommunications data networks, and be knowledgeable of management platform system fundamentals, ATM and frame relay configurations and operations, and trouble shooting ATM and frame relay networks.

3.7 The NOC shall provide domestic off-network circuit coordination, tracking and escalation to vendors.

3.8 The NOC shall provide limited support for Remedy implementation, administration and coordination with other users.

3.9 The NOC shall coordinate all dispatches and requests between GNI and other associated units. The NOC will provide technology specific resolution to problems and alarms, perform internal escalations between working units, and dispatch of the appropriate field personnel or vendor(s) as necessary. If a problem cannot be solved with Level 1 Technical Support, it will be escalated to the appropriate Level 2 Technical Support organization. Personnel providing such support will have pagers, cellular telephones, and remote access capabilities to provide remote support, if required. The NOC will participate in bridge calls as necessary.

3.10 The NOC shall coordinate planned downtime for installations, changes or repairs with interfacing groups and systems. In the event an installation or change is considered to be high risk, i.e., may cause a degradation in service, the NOC must notify GNI seventy-two (72) hours prior to such installation or change. In addition, the NOC will coordinate and monitor all GNI Change Management activities.

3.11 The NOC shall participate in post mortem reviews, propose process improvements and perform required process enhancements.

3.12 The NOC shall be supported by an uninterrupted power source and generator backup. In addition, the NOC will provide an alternate telephone communication system and an alternate facility in case of network failure or in case of disaster.


4.0      GNI RESPONSIBILITIES

4.1 GNI shall provide the NOC with the required segment/site topology, site profiles, and list of equipment with information and drawings to facilitate connection, testing, and implementation of the Services.

4.2 GNI shall provide the NOC with the TONICS SNMP Platform and Ascend's NavisCore System along with the necessary remote access to pertinent surveillance systems.

4.3 GNI shall provide complete documentation on all systems and processes for carrier escalations.

4.4 GNI shall fund initial training and/or certification requirements necessary to perform NOC functions, that would be in addition to the competencies outlined in Section 3.6.

4.5 GNI shall provide the NOC technicians with read and write capabilities into Ascend's NavisCore System.

4.6      GNI shall provide the NOC secured network connectivity to GNI's OAMP.

4.7 GNI shall provide the NOC access to GNI's Network Management and Security Architecture.

4.8      GNI shall lead status call(s) between GNI, the NOC, and the Supplier
         NOCs.

4.9 GNI shall lead the change management meetings, approve and categorize the changes, publish the ensuing schedule, and perform the associated maintenance tasks in the event GNI requests a maintenance or change window.


5.0      MUTUAL RESPONSIBILITIES

5.1 Prior to initiation of Services, the NOC, the GNI Operations team, and Ascend will conduct and review testing of the operations capability and linkages to other GNI supplier NOCs and customer network operations centers.

5.2 The NOC and GNI will jointly develop and administer detailed interface processes for alarm patterning, assignment of severity levels, notification, escalation and personnel contacts.

5.3 Changes to the personnel contacts shall be provided to the other Party no less than seven (7) days prior to the change.


6.0      COMPENSATION

GTE agrees to provide the Services to GNI at the following rates.

CATEGORY                    LABOR             RELOCATION          TOTAL
--------------------------------------------------------------------------------
GNI NETWORK MANAGEMENT   $2,330,632                             $2,330,632
--------------------------------------------------------------------------------
GNI SYSTEM SUPPORT       $  587,265                             $  587,265
--------------------------------------------------------------------------------
GNI TECHNICAL SUPPORT    $  916,074            $70,705          $  986,779
--------------------------------------------------------------------------------
GNI CUSTOMER CONTACT     $  118,806                             $  118,806
--------------------------------------------------------------------------------
TOTAL                    $3,952,777            $70,705          $4,023,402
================================================================================
CAPITAL                                                         $  199,999
================================================================================

The labor charges represent the year to year recurring term charges of this SOW unless otherwise negotiated and agreed to by both parties. The Capital requirement is nonrecurring. However, future capital may be required and will be submitted once agreed to by both Parties.

Notwithstanding anything to the contrary contained in this SOW, Section 6.0, Compensation, is at all times subject to review and modification to conform with any applicable regulatory requirement governing transactions between GTESW and its affiliates, including without limitation FCC Docket 96-150.


7.0      TERM OF STATEMENT OF WORK

7.1 This SOW is effective as of the date specified in the introductory paragraph and will remain in effect for one-1 year and will automatically renew from year to year on the anniversary of the effective date, subject to GTE's then applicable rates and charges. GTE will provide written notice of price changes at least sixty (60) calendar days prior to the renewal date. Should either party wish not to renew this SOW, they may do so by providing written notice at least thirty (30) days prior to the date of its renewal.

7.2 Notwithstanding Section 7.1, the term of the SOW and the other terms and conditions hereof, are subject to applicable law and regulatory approval. Accordingly, although this SOW is executed by both Parties, to the extent that any state statute, order, rule or regulation or any state regulatory agency having competent jurisdiction over one or both parties to the SOW, shall require that this SOW be filed with or approved by such regulatory agency before the SOW may be effective, this SOW shall not be effective in such state until the first business day after such approval or filing shall have occurred.

7.3 Modifications to this SOW may be requested by written notice from either Party to the other Party. The Parties shall work together in good faith to modify the SOW within thirty (30) business days of the original notice.


8.0      TERMINATION

8.1 Notwithstanding any other provision of this SOW or the Agreement, this SOW is terminable by either party on ninety (90) days written notice to the other party.

8.2 Early termination shall be subject to the payment of compensation for work in progress. In the event of a material default in the performance of any of the material obligations of this SOW by GTE, GNI may give GTE written notice of such default and a notice to cure pursuant to Section 9.0, Non-performance, Notification, and Resolution, below.

8.3 It is understood and agreed that early termination should not interfere with GNI's continuing service to third parties. In the event of an early termination, the Parties will cooperate with each other in planning a transition of Services to GNI or a third party. In the event that GTE incurs costs during any migration or transition period that were reasonably required to be expended to avoid interfering with service to third parties, GNI shall reimburse GTE for such costs and expenses. Provided however, GTE shall not incur such costs or expenses absent prior notification and approval of the same by GNI.

8.4 On expiration or termination of the MSA or SOW, each party will return all equipment and materials belonging to the other party in as good condition as when received, excepting for normal wear and tear.

9.0      NON-PERFORMANCE, NOTIFICATION, AND RESOLUTION

In the event that either party fails to perform any material provision of this SOW, either Party may give notice of said failure to the other Party. The Parties agree to confer regarding the non-performance within five (5) business days of notice. The non-performing party shall propose a resolution within ten
(10) business days after notice. If the non-performance is not cured within thirty (30) days after notice, the Parties shall meet together to discuss a mutually agreed remedy. In the event that the Parties fail to agree to a remedy within sixty (60) days after notice, the matter shall be referred to the Parties' senior management.


10.0     INTEGRATION.

10.1 This SOW constitutes the entire understanding of the Parties with respect to the Services to be provided herein which are governed by the Master Services Agreement between the Parties.

10.2 This SOW is subject at all times to any statute, order, rule or regulation or any state or federal regulatory agency having competent jurisdiction over one or both of the parties hereto for the services provided hereby. GTE and GNI agree to cooperate with each other and with any applicable regulatory agency so that any and all necessary approvals may be obtained. During the term of this SOW, the Parties agree to continue to cooperate with each other in any review of this SOW by a regulatory agency so that the benefits of this SOW may be achieved.


11.0     PROPRIETARY INFORMATION.

The Parties acknowledge that this SOW constitutes the Proprietary Information of both Parties and is subject to the terms of this section; provided, however that the Parties further acknowledge that this SOW may be filed with any regulatory commission having authority over the subject matter, and the parties agree to seek confidential treatment for this SOW with any such regulatory commission, to the extent such confidential designation can be secured.

IN WITNESS WHEREOF, each of the Parties have agreed and accepted the terms or this Statement of Work and has caused this Statement of Work to be duly executed effective as of the day and year last written below.


GTE GLOBAL NETWORK                    GTE Network Services consisting of the
                                      GTE Telephone Operating Companies
                                      listed on Attachment A


By:                                   By:
       _____________________________       _____________________________________

Name:    T. George Hess               By:     Larry J. Sparrow
       _____________________________       _____________________________________

Title:   Vice President               Title:  Vice President - Wholesale Markets
       _____________________________       _____________________________________

Date:    Original signed 10/28/99     Date:   Original signed 11/4/99
       _____________________________       _____________________________________




By:                                   By:
       _____________________________       _____________________________________

Name:    Ondrea Dae Hidley            Name:   Rosalynn Christian
       _____________________________       _____________________________________

Title:   Assistant Secretary          Title:  Assistant Secretary
       _____________________________       _____________________________________

Date:    Original signed 10/29/99     Date:   Original signed 11/4/99
       _____________________________       _____________________________________

                                  Attachment A


GTE TELEPHONE OPERATING COMPANIES                                       1/31/96

GTE Alaska Incorporated
GTE Arkansas Incorporated
GTE California Incorporated
GTE Florida Incorporated
GTE Hawaiian Telephone Company Incorporated
GTE Midwest Incorporated
GTE North Incorporated
GTE Northwest Incorporated
GTE South Incorporated
GTE Southwest Incorporated
GTE West Coast Incorporated
Contel of Minnesota, Inc. d/b/a GTE Minnesota
Contel of the South, Inc. d/b/a GTE Systems of the South, d/b/a GTE Systems of
       Indiana, d/b/a GTE Systems of Michigan